Exhibit 10.1

DEED IN LIEU OF FORECLOSURE AGREEMENT

This Deed in Lieu of Foreclosure Agreement (“Agreement”) is made as of the ___ day of March, 2018, by and among ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”), ADENA, LLC, a Colorado limited liability company (“Adena”), KANSAS HOLDINGS, LLC, a Delaware limited liability company (“Kansas Holdings”) and BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”; together with EnerJex Kansas, Black Raven, Working Interest, Adena and Kansas Holdings, individually, a “Borrower” and collectively, the “Borrowers”), ENERJEX RESOURCES, INC., a Nevada corporation (“Guarantor”) (Borrowers and Guarantor are hereinafter sometimes jointly referred to as the “Obligors”), PASS CREEK RESOURCES LLC, a Delaware limited liability company (“Pass Creek”) and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement (as hereinafter defined).

RECITALS:

A.                The owners of the oil and gas leases and the associated property affixed to the surfaces of the real property as legally described in Exhibits A-1 to A-3 attached hereto (collectively, the “Sites”) are each a Borrower under the Credit Agreement (as hereafter defined). The Sites have been improved with certain oil and gas extraction equipment and infrastructure (collectively, the “Improvements”; the Sites and the Improvements are hereinafter sometimes collectively referred to as the “Real Properties”). The Real Properties, together with all personal property of any Borrower relating thereto, are hereinafter referred to as the “Properties”.

B.                 Pass Creek provided a term loan in the original principal amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00) (the “Loan”) to Borrowers, which Loan is evidenced, secured or otherwise governed, in part, by the following documents:

(1)               that certain Second Amended and Restated Credit Agreement dated as of May 10, 2017 (the “Original Credit Agreement”) by and among Borrowers, Pass Creek and Administrative Agent, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2017 (the “First Amendment”; together with the Original Credit Agreement and as further amended, modified or supplemented from time to time, collectively, the “Credit Agreement”) by and among Borrowers, Guarantor, Pass Creek and Administrative Agent (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement);

(2)               that certain Amended and Restated Note dated as of May 10, 2017 (the “Original Note”) made by Borrowers and payable to the order of Pass Creek in the principal amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00), as amended by that certain Second Amended and Restated Note dated as of December 22, 2017 (the “Amended Note”; together with the Original Note and as further amended, modified or supplemented from time to time, collectively, the “Note”) made by Borrowers and payable to the order of Pass Creek in the principal amount of Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00);

(3)               those certain mortgages as described on Exhibit B attached hereto and made a part hereof (as amended, modified or supplemented from time to time, collectively, the “Mortgages”);

(4)               that certain Guaranty of Recourse Carveouts dated as of May 10, 2017 (as further amended, modified or supplemented from time to time, the “Guaranty”) by Guarantor in favor of Administrative Agent for the ratable benefit of the Administrative Agent and the Banks; and

(5)               the other Loan Documents (as defined in the Credit Agreement).

The Credit Agreement, Note, Mortgages and all other documents which evidence, guarantee or secure the Loan or were otherwise executed in connection therewith, all as may have been modified, supplemented, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents.”

C.                 Pass Creek is the current holder of the Note.

D.                Guarantor has executed and delivered that certain Promissory Note dated as of May 10, 2017 (the “Guarantor Note”), made by Guarantor payable to the order of Pass Creek in the principal amount of One Hundred Five Thousand Eight Hundred Five and 74/100 Dollars ($105,805.74).

E.                 As of March 20, 2018, the amount of principal and interest due with respect to the Loan under the Loan Documents was $5,199,917.07 of which $4,537,124.04 was unpaid principal of the Note and $662,793.03 was accrued and unpaid interest on the unpaid principal of the Note calculated at the applicable rate under the Credit Agreement.

F.                  The Borrowers have informed Pass Creek and Administrative Agent that on or about March 23, 2018, the merger of AgEagle Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Guarantor, into AgEagle Aerial Systems, Inc., a Nevada corporation, shall be consummated pursuant to that certain Agreement and Plan of Merger dated as of October 19, 2017 among such parties and Bret Chilcott (the “Merger Event”).

G.                The Loan matures no later than March 26, 2018 (the “Maturity Date”) and in order to avoid the cost, expense, time and inconvenience involved in defending foreclosure actions on the Loan, the Obligors have requested that Administrative Agent and Pass Creek, subject to the terms and conditions set forth in this Agreement, enter into a deed in lieu transaction whereby Obligors shall convey or cause to be conveyed to Pass Creek (or its designee) all of the Obligors’ right, title and interest in and to the Properties (the “Deed In Lieu Transaction”) and accept the Deed In Lieu Documents (as hereinafter defined).

H.                As a condition precedent to the Merger Event, the Deed In Lieu Documents shall be delivered to Holland & Knight LLP (“H&K”), as counsel to the Administrative Agent and Pass Creek.

I.                    In connection with the Deed In Lieu Transaction, the Administrative Agent and Pass Creek shall execute and deliver to H&K, a release and covenant not to sue (the “Release and Covenant”) with respect to the Borrowers’ and Guarantor’s respective obligations and liabilities under the Loan and the Loan Documents (but specifically excluding the Excluded Obligations (as defined hereinafter)) and subject to and conditioned upon the terms, provisions and conditions set forth in this Agreement. In the event that the Deed In Lieu Transaction is consummated in accordance with this Agreement and the Deed In Lieu Documents, then Administrative Agent and Pass Creek shall direct H&K to release the Release and Covenant to Borrowers.

J.                   Subject to the conditions set forth in this Agreement, Administrative Agent and Pass Creek have agreed to accept the conveyance of the Properties to avoid the necessity of litigation, foreclosure and the delays associated therewith and Administrative Agent and Pass Creek acknowledge a direct benefit in this regard.

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K.                The Obligors and Pass Creek are of the good faith opinion that the value of the assets transferred pursuant to the Deed in Lieu Documents and the Release and Covenant constitute fair consideration for the Properties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

1.                   Incorporation of Recitals. The foregoing Recitals are hereby incorporated into the body of this Agreement as if fully set forth herein.

2.                   Transfers; Consideration.

(a)                Upon the occurrence of the Merger Event, the Deed In Lieu Documents and all other documents (other than the Release and Covenant) held by H&K in accordance with the terms and conditions of the Closing Instructions (as defined hereinafter) shall, as applicable, be immediately recorded or delivered to Pass Creek upon the written notice to H&K by Administrative Agent, at the direction of Pass Creek (the “Transfer”). In addition to the foregoing, if the Deed in Lieu Transaction is effectuated (including, without limitation, the successful recording of the Warranty Deeds in each of Linn County, Kansas, Greenwood County, Kansas and Woodson County, Kansas), then the Administrative Agent shall, at the direction of Pass Creek, instruct H&K in writing to deliver the Release and Covenant to the Obligors.

(b)                The Obligors agree to the Transfer to Pass Creek or Pass Creek’s designee, and Pass Creek agrees to accept or cause its designee to accept, all of each Borrower’s right, title and interest in the Properties (as applicable) free of any right of redemption or any other right or interest of anyone other than Pass Creek (or Administrative Agent) claiming by, under or through the Obligors, but such conveyance shall be subject to the encumbrances expressly agreed to by Pass Creek (the “Permitted Title Matters”), the Leases (as hereinafter defined) and the Loan Documents, in each case, in accordance with the terms of this Agreement. If effectuated in accordance with the terms hereof, the Transfer shall occur on the date specified in the applicable notice to H&K (the “Closing Date”) in accordance with the terms and conditions of the Closing Instructions at the offices of H&K (through delivery of such deeds, bill of sale, assignments and other transfer documents as Pass Creek or its designee may reasonably require, in the forms attached hereto as Exhibit E).

(c)                Concurrent herewith, the parties hereto shall execute and deliver the documents described in Exhibit C attached hereto (the “Deed In Lieu Documents”) and deposit fully executed originals of such documents with H&K, in accordance with the terms of the Closing Instructions to (i) facilitate the Transfer of the Properties to Pass Creek or its designee, as applicable, and (ii) otherwise more fully express the agreements of the parties relating to such Transfer (such documents listed on Exhibit C and all other documents delivered by Obligors pursuant to this Agreement, the “Closing Documents”).

(d)                Concurrent herewith and as a condition precedent to this Agreement, Guarantor shall execute and deliver to H&K that certain Promissory Note dated as of even date herewith (the “DIL Note”) made by Guarantor payable to the order of Pass Creek in the amount of One Hundred Twenty-Five Thousand Five Hundred Fifty-Five and 97/100 Dollars ($125,555.97).

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(e)                The consideration given by Pass Creek and/or received by the Obligors in connection with the Transfer of the Properties by the Obligors to Pass Creek or its designee, as applicable, includes, without limitation, (a) the cost savings to the Obligors of not having to engage in legal proceedings relating to the exercise of remedies under the Mortgages by Administrative Agent or Pass Creek and (b) the Release and Covenant to be delivered to the Obligors by Administrative Agent and Pass Creek. The consideration received by Pass Creek or its designee, as applicable, in connection with the Transfer of the Properties to Pass Creek or its designee includes, without limitation, the cost savings and the savings of time, delay and inconvenience that would be involved in pursuing a foreclosure action.

3.                   Closing Instructions. The consummation of the transactions contemplated hereunder (the “Closing”) shall occur on the Closing Date pursuant to the Closing Instructions in substantially the form of Exhibit F attached hereto (the “Closing Instructions”) executed by the Obligors, Pass Creek, Administrative Agent and H&K.

4.                   Closing Costs. The parties hereby agree that:

(a)                Borrowers shall pay to Pass Creek and Administrative Agent all out-of-pocket expenses accrued or incurred by either Pass Creek or Administrative Agent on or before the date hereof (including all reasonable fees, charges and disbursements of counsel to either Pass Creek or Administrative Agent (directly to such counsel if requested)) plus such additional amounts of such fees, charges and disbursements as shall constitute its estimate of such reasonable fees, charges and disbursements incurred or to be incurred through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and either Pass Creek or Administrative Agent; and

(b)                there shall be no credits or prorations for real estate taxes or other customarily prorated expenses relating to the Properties at Closing, as Pass Creek shall take title to the Properties subject to all such real estate taxes and other expenses and with the full benefit of any prepaid expenses or deposits.

5.                   Reserved.

6.                   Representations, Warranties and Covenants.

(a)                Each Obligor hereby represents and warrants to Administrative Agent and Pass Creek that each Obligor (as applicable) has delivered to Administrative Agent all of the following on or before the date hereof: all essential data, correspondence, documents, agreements, waivers, notices, applications and other records in respect to the Properties and relating to transactions with taxing authorities, governmental agencies, utilities, vendors and others with whom Pass Creek (or its designee) may be dealing subsequent to Closing.

(b)                Each Obligor hereby further represents and warrants to Administrative Agent and Pass Creek as of the date of the execution and delivery hereof as follows (which representations and warranties shall be deemed to be re-made as of the Closing Date):

(i)                 This Agreement and the Closing Documents to be executed by the Obligors have been duly authorized, executed and delivered by the Obligors and are legal, valid and binding obligations and are enforceable in accordance with their respective terms except as may be limited by Debtor Relief Laws or by general equitable principles, and do not violate any provisions of any agreement executed by or otherwise affecting any of the Obligors or the Properties other than the Loan Documents.

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(ii)               Borrowers are the owners of fee simple title to the Properties (as applicable), subject only to the Permitted Title Matters. The Transfer of the Properties is made voluntarily by the Obligors with no intent to defraud any creditors of the Obligors. Obligors are fully represented by counsel in connection with the negotiation of this Agreement, and the transactions contemplated hereunder are the free and voluntary act of Obligors and such actions were not made under duress.

(iii)             None of the Obligors has received any written notice from any governmental authority of any violation of any law, zoning ordinance, code or regulation affecting the Properties which has not heretofore been cured. There are no actions, suits, proceedings, judgments, orders, decrees, pending or outstanding, or to the Obligors’ knowledge, threatened against the Properties, which could adversely affect the validity or enforceability of the transactions contemplated hereunder. None of the Obligors have any construction contracts related to any of the Properties.

(iv)              All financial and operating statements furnished to Pass Creek or Administrative Agent by the Obligors in connection with the transactions described in this Agreement are true and correct in all material respects and fairly present the financial posture of the parties or property described therein as of the period therein described and do not omit to state any material liability, contingent or otherwise, or any facts necessary thereto, the omission of which would be materially misleading as of the date furnished to Pass Creek or Administrative Agent, as applicable.

(v)                A true, complete and correct list of all of the all leases, subleases and rental agreements affecting the Real Properties (the “Leases”) is set forth on Exhibit G attached hereto. The Leases constitute all of the leases and tenancies in respect to the Real Properties; the Leases contain no options to purchase in favor of any tenant thereunder; Borrowers, as lessors under such Leases (as applicable), are not in monetary default thereunder and, to the best knowledge of Borrowers, the lessees under such Leases are not in material default thereunder and have no material claims or rights of setoff against Borrowers. Except as otherwise set forth on Exhibit G, all payments due to be made to any Borrower pursuant to the Leases are current. The Obligors have delivered to Pass Creek original or copies of all of the Leases. Exhibit G accurately sets forth all unapplied security deposits made by the tenants under the Leases and there are no unapplied security deposits other than those set forth on Exhibit G and all unapplied security deposits shall be delivered to Pass Creek at Closing.

(vi)              A true, complete and correct list of all maintenance, service and operating agreements and other agreements affecting the Real Properties is set forth on Exhibit H attached hereto (collectively, the “Service Agreements”) and there are no monetary defaults thereunder except for such defaults as are specifically described on Exhibit H hereto, each of which shall be remedied by the Obligors on or before the Closing Date. The Obligors have delivered to Pass Creek originals or copies of all of the Service Agreements.

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(vii)            There are no contracts for sale of all or any portion of the Properties.

(viii)          The Borrowers have no employees.

(ix)              There are no past-due taxes owed to any federal, state or local authority in connection with the Properties.

(c)                 The Obligors hereby acknowledge and agree as follows:

(i)                 The execution and delivery of this Agreement and the Closing Documents and the performance of the provisions hereof and thereof (A) do not require the consent or approval of any person or entity which has not been obtained prior to the date hereof and (B) will not violate or result in any breach or violation of, or constitute a default under, any law or court order or any agreement, indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which any of the Obligors is a party or by which it is bound.

(ii)               There are no pending or, to the best of Obligors’ knowledge, threatened bankruptcy, reorganization, insolvency, receivership, creditor assignment or other similar proceedings concerning any of the Obligors, whether voluntary or involuntary.

(iii)             None of the Obligors incurred any finder’s or broker’s commission or any other commission or fee to any person in connection with the transactions contemplated by this Agreement.

(iv)              Obligors, hereby voluntarily and knowingly waive (i) any and all rights of redemption pursuant to K.S.A 60-2414(a), and (ii) any and all rights of reinstatement.

(v)                Obligors have not contracted for any labor or materials which have not been fully paid for or which may give rise to a lien, encumbrance or charge upon the Properties.

(vi)              The amount of the outstanding balance of the Loan exceeds the current value of the Properties.

(d)                The Obligors hereby acknowledge and agree that between the date of this Agreement and the consummation of the Closing, the Obligors shall not without the prior written consent of the Administrative Agent and Pass Creek

(i)                 Enter into or modify any contracts or agreements pertaining to the Properties;

(ii)               Enter into any new leases of all or any portion of the Properties, or any amendments to the Leases or enter into any new service or maintenance contracts;

(iii)             Convey or remove from the Real Properties, or from any other location where so located, any of the personal property or intangible property comprising the Properties; and

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(iv)              Take any action or refrain from taking any action, the result of which would result in a material adverse effect on the physical condition or value of the Properties.

(e)                The Obligors jointly and severally, for themselves, their successors, heirs, executors, administrators and assigns agree to indemnify, defend and hold Administrative Agent, Pass Creek, its designee, and their respective affiliates, employees, directors, officers, shareholders, attorneys, agents, successors and assigns harmless from and against any and all losses, costs, damages and expenses, including reasonable attorneys’ fees and court costs, suffered or incurred by any of such indemnitees as a direct or indirect result of or in connection with any breach of any of the covenants, representations and warranties of the Obligors set forth herein or in any of the Closing Documents. Obligors acknowledge that the effectiveness of the Release and Covenant is premised on the representations, warranties and covenants made herein by Obligors. This section shall survive the Closing and termination of this Agreement.

7.                   Statement of Intent; No Merger. Administrative Agent, Pass Creek and the Obligors expressly state that it is their desire and intention that no merger or other termination or extinguishment of titles, estates or other interests shall occur as a result of any of the assignments, conveyances or other transfers contemplated hereunder or under the Closing Documents, even though Pass Creek and/or its designee will become the owner and holder of multiple interests in the Real Properties and, accordingly, the Mortgages and all of the other Loan Documents shall continue in full force and effect after the acquisition of the Properties by Pass Creek or its designee, as applicable. Without intending to limit the generality of the foregoing sentence, it is the desire and intention of Pass Creek and the Obligors that each title, estate and other interest held by Pass Creek or its designee, as applicable, pursuant to a separate instrument shall be completely separate and distinct from each other title, estate or interest, and, more specifically, Pass Creek’s or its designee’s, as applicable, title to the Properties obtained pursuant to the Closing Documents shall not merge with Pass Creek’s or Administrative Agent’s liens and security interests in the Properties obtained pursuant to the Loan Documents.

8.                   Covenant Not To Sue; Release.

(a)                Subject to the provisions of Sections 8(c) and 8(d) below, Administrative Agent and Pass Creek shall deliver the Release and Covenant to H&K at Closing, in the form of Exhibit D attached hereto. The Release and Covenant shall constitute a release, satisfaction, and discharge of the indebtedness, obligations or liabilities evidenced or secured by the Loan Documents, except and specifically excluding the amounts owed as described on Schedule 8(a) attached hereto and made a part hereof (collectively the “Excluded Obligations”). The Release and Covenant shall not constitute a release, satisfaction or discharge of any: (i) action brought by the Administrative Agent or Pass Creek under the Loan Documents, at law or in equity for the purpose of obtaining from any Borrower title to the Properties or easement or other rights in the Properties, (ii) render ineffective or unenforceable Administrative Agent’s or Pass Creek’s right to foreclose the Mortgages or to pursue any of their other rights or remedies under the Loan Documents in any manner except that neither Administrative Agent nor Pass Creek shall have any right to pursue or obtain (except with respect to the Excluded Obligations) a deficiency and/or a personal judgment or award against the Obligors or any Borrower Related Party (as such term is defined in the Release and Covenant), (iii) otherwise affect the provisions of the Loan Documents, (iv) render ineffective or unenforceable Administrative Agent’s or Pass Creek’s right to collect any amounts due from any Obligor with respect to the Excluded Obligations, (v) render ineffective or unenforceable Administrative Agent’s or Pass Creek’s right to collect any amounts due from any Obligor with respect to any obligation to Administrative Agent or Pass Creek which is not related to the Loan, (vi) render ineffective or unenforceable Administrative Agent’s or Pass Creek’s right to collect any amounts due from Guarantor with respect to the DIL Note, or (vii) render ineffective or unenforceable Administrative Agent’s or Pass Creek’s right to enforce their respective rights under this Agreement.

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(b)                The Obligors hereby jointly and severally release and forever discharge Administrative Agent, Pass Creek and their respective affiliates, employees, directors, officers, shareholders, attorneys, agents, successors and assigns of and from any and all agreements, representations, warranties, covenants, indemnities, actions, claims, demands, damages, debts, losses, indebtedness, causes of action either at law or in equity and obligations of whatever kind or nature, whether known or unknown, direct or indirect, new or existing and all other duties and liabilities whatsoever which any of them may have under or in connection with the Loan Documents or the Loan.

(c)                Notwithstanding anything contained in this Agreement to the contrary, neither the Release and Covenant nor the release set forth in Section 8(b) above nor any of the other provisions hereof nor any provision of applicable law shall be deemed to release, discharge or otherwise affect: (i) any of the agreements, representations, warranties, covenants, indemnities or other duties, obligations or liabilities of the parties hereto as set forth in or arising from the provisions of this Agreement or the Closing Documents; or (ii) any of the Obligors’ environmental indemnification provisions set forth in the Loan Documents, which expressly survive the Closing, the foreclosure of the Mortgages or any deed or other transfer in lieu of such foreclosure.

(d)                Notwithstanding anything contained herein to the contrary, the Release and Covenant shall be null and void if:

(i)                 any suit, action, claim or proceeding (A) to enjoin, rescind or otherwise set aside the Transfer of all or any portion of the Properties to Pass Creek and/or its designee or any other transactions consummated pursuant to this Agreement or the Closing Documents, (B) to challenge the validity or enforceability of the Transfer of the Properties to Pass Creek and/or is designee or any of such other transactions, or (C) which might otherwise adversely affect the validity or enforceability of the Transfer of the Properties to Pass Creek and/or its designee or any of such other transactions arising from this Agreement (any such suit, action, claim or proceeding being hereinafter referred to as an “Adverse Proceeding”) has been or is commenced or made by or on behalf of the Obligors, the Borrower Related Parties (as defined in the Release and Covenant) or any of their respective successors or assigns; or

(ii)               any Adverse Proceeding has been or is commenced or made by any person or entity other than the Obligors, the Borrower Related Parties, Pass Creek or its designee (a “Third Party”) and, as a result of such Adverse Proceeding, Pass Creek or its designee, as the case may be, is obligated to convey (or reconvey, as the case may be) all or any portion of the Properties to any Borrower or to a receiver, trustee or other party for the benefit of the Obligors or any of their respective creditors; or

(iii)             any Adverse Proceeding has been or is commenced or made by or on behalf of the Obligors, the Borrower Related Parties or any of their respective successors or assigns and, as a result of such Adverse Proceeding, Administrative Agent, Pass Creek or its designee suffers any loss, cost, damage or expense against which the Obligors fail to fully indemnify, defend and hold Administrative Agent, Pass Creek, its designee and their respective successors and assigns harmless as required under Section 8(e) below; or

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(iv)              any Obligor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law; or

(v)                the commencement of any involuntary petition in bankruptcy against any Obligor or the institution against any Obligor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law; or

(vi)              Any of Obligors’ representations or warranties contained herein are untrue, or any Obligor breaches any of their respective obligations under this Agreement or any of the Closing Documents.

(e)       The Obligors hereby jointly and severally agree to indemnify, defend (with counsel reasonably satisfactory to Administrative Agent or Pass Creek, as applicable) and hold Administrative Agent, Pass Creek and their respective affiliates, employees, directors, officers, shareholders, attorneys, agents, successors and assigns harmless from and against any and all losses, damages, claims, liability, costs and expenses (including court costs and reasonable attorneys’ fees) that may be suffered or incurred by any such indemnitees as a direct or indirect result of or in connection with any Adverse Proceedings commenced by or on behalf of the Obligors or any of their respective successors or assigns.

9.                   Obligations to Third Parties. The Obligors hereby acknowledge and agree that the acceptance by Pass Creek or its designee, if applicable, of title to the Properties pursuant to the terms of this Agreement shall not create any obligations on the part of Pass Creek or its designee to third parties which have or may have claims of any kind whatsoever against any of the Obligors with respect to the Properties, and that neither Pass Creek nor its designee assumes, or agrees to discharge, any liabilities pertaining to the Properties which occurred or accrued prior to the Closing Date. No person or entity not a party to this Agreement shall have any “third party beneficiary” or other rights hereunder.

10.               Future Assurances; Power of Attorney. The Obligors hereby acknowledge and agree that they shall hereafter execute and deliver, or cause to be executed and delivered, and do or cause to be done such further acts as may reasonably be deemed by Administrative Agent or Pass Creek to be necessary or desirable to carry out and effectuate the intent of this Agreement and the Closing Documents. Obligors hereby grant a power of attorney in favor of Pass Creek which shall irrevocably constitute and appoint Pass Creek as Obligors’ true and lawful agent and attorney-in-fact, with full power of substitution, for Obligors and in Obligors’ name, place and stead, or otherwise, solely with respect to the Properties, and carry out and effectuate the intent of this Agreement and the Closing Documents, to: (a) endorse any checks or drafts payable to Obligors in the name of and in favor of Pass Creek as provided herein; (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; (c) to collect all rent, revenues and income, (d) from time to time, to institute and prosecute, in Pass Creek’s own name, any and all proceedings at law, in equity, or otherwise, that Pass Creek may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings with respect to any of the said property, rights, titles, interests and liens; (e) execute and date any document on behalf of Obligors necessary or desirable to carry out and effectuate the intent of this Agreement, the Closing Documents or the Closing Instructions, and (f) generally to do all and any such acts and things in relation to the Properties as Pass Creek shall in good faith deem advisable. Obligors hereby declare that the appointment made and the powers granted pursuant to such power of attorney are coupled with an interest and are and shall be irrevocable by Obligors in any manner, or for any reason.

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11.               Remedies. In the event of a breach or default by the Obligors of any agreements, covenants, representations, warranties, indemnities or other duties or obligations hereunder or under any of the Closing Documents, Administrative Agent and Pass Creek and its designee shall be entitled to exercise any and all rights and remedies available at law or in equity. The Obligors acknowledge and agree that money damages may not be an adequate remedy for a breach by the Obligors of any of their respective agreements, covenants, representations, warranties, indemnities or other duties or obligations under this Agreement or the Closing Documents and that Administrative Agent and Pass Creek (and its designee) and their respective nominees shall have the absolute right to the remedies of injunctive relief and specific performance, both temporary and permanent, without bond, to enforce the agreements, covenants, representations, warranties, indemnities and other duties and obligations of the Obligors under this Agreement and the Closing Documents, which relief shall be cumulative and not exclusive of any right, remedy or relief otherwise available to Administrative Agent or Pass Creek (or its designee) at law or in equity.

12.               Survival. The obligations and liabilities of the parties hereunder and under the Closing Documents are intended to survive the Closing and shall not be deemed to be merged into any deed or any other document delivered in connection with the Closing.

13.               Applicable Law. This Agreement and the Closing Documents shall be construed and enforced in all respects in accordance with the laws of the State of Kansas, excluding its choice of law rules.

14.               Time. Time is of the essence of this Agreement.

15.               Entire Agreement. This Agreement, the Credit Agreement and the Closing Documents contain the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.               Joint and Several Liability; Successors. The obligations of Obligors under this Agreement and the Closing Documents shall be joint and several. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, executors, estates, legal representatives, assigns and other successors. Pass Creek and its designee shall have the right to assign their rights, title, obligations, duties and interests in this Agreement and the Closing Documents directly or indirectly to any other person or entity; provided that notice of any such assignment shall be provided to Administrative Agent. None of the Obligors shall have the right to assign their respective obligations, duties or liabilities arising in connection with this Agreement or the Closing Documents directly or indirectly without the prior written consent of Administrative Agent and Pass Creek.

17.               Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. This Agreement may be executed by one or more parties hereto as a facsimile, telecopy, pdf or other reproduction, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execute and delivery shall be considered valid, binding and effective for all purposes.

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18.               Severability. If any provision of this Agreement or the Closing Documents or the application thereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement and the Closing Documents or the application of such provision to persons or circumstances, other than those as to which it is determined invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement and the Closing Documents shall be valid and shall be enforced to the fullest extent permitted by law.

19.               Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

20.               Attorneys’ Fees. Except as otherwise expressly provided to the contrary in this Agreement, the Obligors, jointly and severally, shall be responsible for paying all attorneys’ fees and other costs with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of Holland & Knight LLP, as counsel to the Administrative Agent and Pass Creek, and of one firm of local counsel in each relevant jurisdiction for each such party. In the event that any dispute between the parties hereto should result in any legal action or proceeding, the prevailing party shall be reimbursed by the losing party for all reasonable costs and attorneys’ fees, including, but not limited to, attorneys’ fees incurred in the course of appeal.

21.               Notices. Any notice, request or demand given or made under this Agreement or any of the Closing Documents shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following applicable addresses if hand delivered or if sent by Federal Express or other reputable courier service, and (ii) five (5) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

If to any Borrower or the Guarantor:	[Insert Borrower Name] 4040 Broadway, Suite 508 San Antonio, Texas 78209 Attn: Louis Schott, Chief Executive Officer Telephone: (210) 451-5545 Electronic Mail: lgschott@hotmail.com

With copy to:

Dickinson Wright PLLC

350 East Las Olas Blvd., Suite 1750

Ft. Lauderdale, Florida 33301

Attn: Joel D. Mayersohn

Telephone: (954) 991-5426

Facsimile: (844) 670-6009

Electronic Mail: jmayersohn@dickinsonwright.com

If to Pass Creek or its designee:	Pass Creek Resources 404 Broadway, Suite 508 San Antonio, Texas Attn: Robert Watson Jr. Telephone: (210) 451-5545 Facsimile: (210) 463-9297 Electronic Mail: rwatson@passcreekresources.com

With copy to:	Holland & Knight LLP 131 S. Dearborn St., 30th Floor Chicago, Illinois 60603 Attn: Joshua M. Spencer Telephone: (312) 715-5709 Facsimile: (312) 578-6666 Electronic Mail: joshua.spencer@hklaw.com

If to Administrative Agent:

Cortland Capital Market Services LLC

225 W. Washington Street, 21st Floor

Chicago, Illinois 60606

Attn: Legal Department and Maria Villagomez

Facsimile: (312) 376-0751

Electronic Mail: legal@cortlandglobal.com and
CPCagency@cortlandglobal.com

With copy to:	Holland & Knight LLP 131 S. Dearborn St., 30th Floor Chicago, Illinois 60603 Attn: Joshua M. Spencer Telephone: (312) 715-5709 Facsimile: (312) 578-6666 Electronic Mail: joshua.spencer@hklaw.com

Any addresses or names specified above may be changed by a notice given by the party desiring the change to the other parties in accordance with the foregoing provisions.

22.               Transfers Absolute; No Duress.

(a)                The Obligors acknowledge and agree that: (i) the Transfer of the Properties to Pass Creek or its designee, as applicable, is an absolute conveyance and transfer of all of the right, title and interest of the Borrowers (as applicable) in and to the Properties in fact as well as form and is not intended as a mortgage, trust conveyance, deed of trust or security instrument of any kind; (ii) the consideration for such Transfer is legally adequate and provides a reasonably equivalent value for such Transfer; and (iii) the Obligors have no further interest (including rights of redemption) or claims in or to the Properties or to the proceeds and profits which after the Closing Date may be derived therefrom, of any kind whatsoever.

(b)                The Transfer of the Properties to Pass Creek or its designee, as applicable, and the other acts taken and to be taken by the Obligors pursuant to this Agreement and the Closing Documents are being made at the request of Obligors and are the free and voluntary acts of the Obligors, and that in executing and delivering this Agreement and the Closing Documents and in directing the execution thereof, the Obligors are not acting under a misapprehension as to the effect thereof, nor under any duress, undue influence or misrepresentation by Administrative Agent or Pass Creek or its designee. The Obligors acknowledge that they have been represented by competent and experienced legal counsel in connection with the negotiation of this Agreement.

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23.               Consent to Jurisdiction. TO INDUCE PASS CREEK AND ADMINISTRATIVE AGENT TO ACCEPT THIS AGREEMENT, EACH OBLIGOR IRREVOCABLY AGREES THAT, SUBJECT TO PASS CREEK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN TOPEKA, KANSAS. EACH OBLIGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN TOPEKA, KANSAS, WAIVES PERSONAL SERVICE OF PROCESS UPON SUCH OBLIGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH OBLIGOR AT THE ADDRESS STATED IN THIS AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

24.               WAIVER OF RIGHT TO TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

25.               Confidentiality. Obligors shall, at all times prior to and post-Closing, maintain the confidentiality of this Agreement, including any communications, statements, discussions, negotiations, settlement discussions and exchanges related hereto, and shall not, except as required by law, governmental regulation applicable to any Obligor or any Obligor’s filing or disclosure obligations with the Securities and Exchange Commission, disclose the terms of this Agreement or of the transaction contemplated hereby, to any third parties whomsoever other than attorneys and accountants representing Obligors, Pass Creek, the Administrative Agent and such other persons whose assistance is required in carrying out the terms of this Agreement, without Pass Creek’s and Administrative Agent’s express, written consent. In the event any Obligor is required by a court order to disclose the terms of this Agreement, such Obligor shall endeavor to give no less than ten (10) days written notice to Administrative Agent and Pass Creek. Obligors shall not at any time issue a press release or otherwise communicate with media representatives regarding this Agreement or the transaction contemplated hereby, whether prior to or post-Closing, unless such release or communication has received the prior written approval of Administrative Agent and Pass Creek, which approval may be withheld by such parties in their sole discretion. This section shall survive the Closing or termination of this Agreement.

26.               Guaranty of Excluded Obligations. Guarantor hereby unconditionally and irrevocably guaranties to Administrative Agent, for the benefit of the Administrative Agent and Pass Creek, the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of: (i) the Excluded Obligations and (ii) the DIL Note. This Guaranty is a present and continuing guaranty of payment and not of collectibility, and Administrative Agent shall not be required to prosecute collection, enforcement or other remedies against any Borrower or any other guarantor of the Excluded Obligations or the DIL Note (as applicable), or to enforce or resort to any collateral for the repayment of the Excluded Obligations or DIL Note or other rights or remedies pertaining thereto, before calling on Guarantor for payment. If for any reason the Borrowers shall fail or be unable to pay, punctually and fully, any of the Excluded Obligations or the DIL Note, the Guarantor shall pay such obligations to Administrative Agent, for the benefit of the Administrative Agent and Pass Creek, in full immediately upon demand. One or more successive actions may be brought against the Guarantor, as often as Administrative Agent deems advisable, until all of the Excluded Obligations and the DIL Note are paid and performed in full.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused these presents to be executed the day and year first above written.

BORROWERS:

ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation

By:
Name: Louis Schott
Title: Chief Executive Officer

BLACK RAVEN ENERGY, INC., a Nevada corporation

By:
Name: Louis Schott
Title: Chief Executive Officer

WORKING INTEREST, LLC, a Kansas limited liability company

By:
Name: Louis Schott
Title: Chief Executive Officer

ADENA, LLC, a Colorado limited liability company

By:
Name: Louis Schott
Title: Chief Executive Officer

KANSAS HOLDINGS, LLC, a Delaware limited liability company

By:
Name: Louis Schott
Title: Chief Executive Officer

[Signature Page to Deed in Lieu of Foreclosure Agreement]

BLACK SABLE ENERGY, LLC, a Texas limited liability company

By:
Name: Louis Schott
Title: Chief Executive Officer

[Signature Page to Deed in Lieu of Foreclosure Agreement]

GUARANTOR:

ENERJEX RESOURCES, INC., a Nevada corporation

By:
Name:
Title:

[Signature Page to Deed in Lieu of Foreclosure Agreement]

PASS CREEK:

PASS CREEK RESOURCES LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Deed in Lieu of Foreclosure Agreement]

ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Deed in Lieu of Foreclosure Agreement]

Schedule 8(a)

Excluded Obligations

Payment Summary	Payoff Amount
Credit Facility Amendment Fee (per First Amendment)	$70,000.00
Outstanding principal balance of Guarantor Note	$93,767.47
Outstanding Legal Fees and Expenses	$183,518.75
Credit Facility Net Revenue Repayments	$71,959.69
Payments Owed to Haas Petroleum (paid by Pass Creek)	$25,060.06
Fees owed to Cortland Capital Market Services LLC	$6,250.00
Total Payment Obligations	$450,555.97